UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 _______________

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 21, 2004


                                  CENUCO, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


           Delaware                   033-25900                 75-2228820
 ----------------------------      ----------------         -------------------
 (State or Other Jurisdiction      (Commission File          (I.R.S. Employer
      of Incorporation)                 Number)             Identification No.)


                              6421 Congress Avenue
                            Boca Raton, Florida 33487
                            -------------------------
               (Address of Principal Executive Office) (Zip Code)


                                 (561) 994-4446
                                 --------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, If Changed Since Last Report.)
________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2 (b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4 (c))

                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 25, 2004, Cenuco, Inc. (the "Company"), a Delaware corporation, announced that it has entered into an Asset Purchase Agreement, dated as of October 21, 2004 (the "Purchase Agreement"), with Omni Point Marketing, LLC, a Florida limited liability company ("Omni Point"), pursuant to which the Company agreed to acquire substantially all of the assets of Omni Point for an aggregate purchase price of $22,500,000, payable in a combination of $5,400,000 in cash and $17,100,000 in shares of the Company's common stock, valued at $4.00 per share. In addition, pursuant to the Purchase Agreement, the Company will assume all of Omni Point's obligations, duties and liabilities with respect to its customer contracts, equipment leases, real property leases, and the liabilities of Omni Point as reflected on its current balance sheet, including tax accruals for sales, employee withholding and payroll taxes.

The Company will defer payment of 10% of the purchase price for a period of one year after the closing to secure indemnity obligations of Omni Point for any breach of the Purchase Agreement, and as an offset against any adjustments resulting from a post-closing audit of Omni Point's financial statements. The deferred amount will be payable in the Company's common stock.

At the closing, the Company will also issue warrants to purchase up to 750,000 shares of its common stock to each of Michael Brauser and Scott Hirsch, affiliates of Omni Point. In addition, the Company may issue warrants to purchase up to 1,500,000 shares of its common stock to each of Messrs. Brauser and Hirsch as earn-out consideration over the next three years.

The closing is conditioned on, among other things, the Company's stockholders' approval to issue shares of the Company's common stock in connection with the acquisition. Because the number of shares of the Company's common stock to be issued in connection with the acquisition will exceed 20% of the Company's current outstanding shares, the Company is required to seek stockholder approval of the issuance of such shares, in accordance with Section 712 of the Listing Standards, Policies and Requirements of the American Stock Exchange.

The Company will file a proxy statement with the Commission in connection with the proposed acquisition.

In the event the Purchase Agreement is terminated as a result of a material breach by either party, which is not cured within 5 days of receipt of written notice from the non-breaching party, the breaching party will be required to pay the non-breaching party $1,000,000.

The above description of the Purchase Agreement does not purport to be a complete statement of the parties' rights and obligations under the Purchase Agreement and the transactions contemplated by the Purchase Agreement. The above description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

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

                            SECTION 8 - OTHER EVENTS

ITEM 8.01.  OTHER EVENTS.

On October 25, 2004, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is furnished herewith as Exhibit 99.1.


                  SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits

     2.1 Asset Purchase Agreement, dated as of October 21, 2004, by and among Cenuco, Inc., a Delaware corporation, Omni Point Marketing, LLC, a Florida limited liability company ("Omni Point"), and the members of Omni Point.

     99 Press Release, dated October 25, 2004, announcing the execution of the Asset Purchase Agreement.




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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                        CENUCO, INC.


Date:  October 25, 2004                 By: /s/ Steven Bettinger
                                            --------------------
                                            STEVEN BETTINGER
                                            President




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

                                  EXHIBIT INDEX


         EXHIBIT               EXHIBIT TITLE OR DESCRIPTION
         NUMBER

          2.1 Asset Purchase Agreement, dated as of October 21, 2004, by and among Cenuco, Inc., a Delaware corporation, Omni Point Marketing, LLC, a Florida limited liability company ("Omni Point"), and the members of Omni Point.

          99 Press Release, dated October 25, 2004, announcing the execution of the Asset Purchase Agreement.




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